Calculation of Filing Fee Tables
S-3
AMERICOLD REALTY TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P.	Other				0.0001381	$ 0.00
Fees to be Paid	6	Debt	Debt Securities of Americold Realty Operating Partnership, L.P.	457(r)				0.0001381
Fees to be Paid	7	Other	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P.	Other				0.0001381	$ 0.00
Fees to be Paid	8	Other	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P.	Other				0.0001381	$ 0.00
Fees to be Paid	9	Other	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P.	Other				0.0001381	$ 0.00
Fees to be Paid	10	Other	Guarantees of Debt Securities of Americold Realty Operating Partnership, L.P.	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Americold Realty Trust, Inc. ("Americold") is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Americold will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.

[2]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Americold is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Americold will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.

[3]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Americold is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Americold will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.

[4]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Americold is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Americold will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable.

[5]	(a) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (b) Americold, Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova Cold Logistics ULC may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Americold Realty Operating Partnership, L.P. (c) No separate consideration will be received for the guarantees. (d) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[6]	(a) Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act, Americold is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. Americold will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (c) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (d) Maximum Aggregate Offering Price exclusive of accrued interest and accumulated dividends, if any, as applicable. (e) The debt securities may be issued by Americold Realty Operating Partnership, L.P. without guarantees or may be guaranteed by Americold, Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova Cold Logistics ULC.

[7]	(a) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (b) Americold, Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova Cold Logistics ULC may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Americold Realty Operating Partnership, L.P. (c) No separate consideration will be received for the guarantees. (d) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[8]	(a) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (b) Americold, Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova Cold Logistics ULC may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Americold Realty Operating Partnership, L.P. (c) No separate consideration will be received for the guarantees. (d) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[9]	(a) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (b) Americold, Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova Cold Logistics ULC may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Americold Realty Operating Partnership, L.P. (c) No separate consideration will be received for the guarantees. (d) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[10]	(a) An indeterminate aggregate initial offering price and number or amount of the securities of the identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. (b) Americold, Americold Realty Operations, Inc., Americold Australian Holdings Pty Ltd, Icecap Properties NZ Limited and/or Nova Cold Logistics ULC may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Americold Realty Operating Partnership, L.P. (c) No separate consideration will be received for the guarantees. (d) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date